THIS NOTE HAS NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR OTHER APPLICABLE SECURITIES LAWS OR, IN THE ABSENCE THEREOF, AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN.

PROMISSORY NOTE

Note No. Affiliate 1Date: March 2, 2018

Principal Amount: $145,000New York, NY

FOR VALUE RECEIVED, RSE Collection, LLC, a Delaware limited liability company (the “Company”), or its permitted assignees, hereby promise(s) to pay to the order of Affiliate, with an address at ___________________________ (“Lender”), or its permitted assignees, in lawful money of the United States of America and in immediately available funds, the principal amount of one-hundred forty-five thousand dollars ($145,000) (the “Principal Amount”), together with a guaranteed minimum payment amount of twenty-five hundred dollars ($2,500) plus any additional accrued interest thereon and fees, charges, costs, penalties and expenses all as set forth below in this note (this “Note”).

1.Background; Use of Funds; Definitions.  The proceeds of this Note shall be used for the exclusive purpose of funding the acquisition of a $170,000 ownership interest in a 1993 Jaguar XJ220 s/n 20849 (the “Series Asset”) from Curated Investments, LLC (the “Asset Owner”). As used in this Note, the following terms shall have the following meanings:

a.“Business Day” means every day other than a Saturday, Sunday, or day on which the banks in the State of New York are required or authorized to close in New York City.  “Non-Business Day” means every day that is not a Business Day.

b.“Person” shall mean any natural person or individual, firm, company, general partnership, limited partnership, limited liability partnership, joint venture association, corporation, Limited Liability Company, trust, business trust, estate, other legal entity.

c.“Lien” shall mean the right of first claim against the Series Asset that will be provided to Lender should there be an Event of Default (as defined below) by the Company. For the purpose of clarity, the Lender’s Lien shall be senior to any other lien on the Series Asset by any other lender to the Company.

d. “Offering Funding Date” shall mean the date on which the Company closes the initial offering for equity interests in the Series Asset, which shall not be later than June 30th 2018.

2.Repayment of Principal and Interest and Penalties.  Except as otherwise provided in Section 14, the Company will repay the outstanding Principal Amount plus any accrued Interest and penalties of this Note within five Business Days of the Offering Funding Date, or in the Event of Default, within five Business days of the date on which the Company in conjunction with the Asset Owner secures the sale of the Series Asset (the “Maturity Date”).  Interest will accrue on the Principal Amount of this Note through the Maturity Date at the rate of 10.00% per annum (“Interest”) and shall be payable on the Maturity Date. Interest shall be calculated as simple interest on the basis of a 365-day year, however in no case shall the total Interest due on the Note be less than the minimum payment amount of twenty-five hundred dollars ($2,500.00). In the Event of Default, the Company shall endeavor to promptly secure the sale of the Series Asset in conjunction with the Asset Owner, and the proceeds of such sale shall be used to promptly repay the Note plus any accrued Interest and penalties. In the event the Maturity Date is between July 1, 2018 and July 31, 2018, Company shall pay a one-time penalty of $2,500.00 in addition to the Principal Amount and Interest due upon the Note. In the event the Maturity Date is after July 31, 2018, Company shall pay a one-time penalty of $7,500.00 in addition to the Principal Amount and Interest due upon the Note.

3.Prepayment.  Except as otherwise provided in Section 1 and Section 8, the Company may prepay all of the Principal Amount of and accrued Interest on this Note at any time prior to the Offering Funding Date along with a minimum payment of twenty-five hundred ($2,500) without other premium, or penalty of any kind whatsoever.

4.Events of Default.  The occurrence of any one or more of the following events shall be deemed an “Event of Default”:

a.The failure to pay the Principal Amount plus any accrued Interest and penalties prior to the Offering Funding Date.

b.The expiration or termination by Company or Asset Owner of the initial offering associated with the Series Asset prior to the Offering Funding Date.

c.The Company shall:

i.Admit in writing its inability to pay its debts generally as they become due;

ii.Make an assignment for the benefit of its creditors; or

iii.Consent to the appointment of a receiver of itself or of the whole or any substantial part of its property.

d.The Company shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States or any state or district or territory thereof.

e.A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Company, a receiver for Company or of the whole or any substantial part of its property, or approving a petition filed against the Company seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of the entry thereof.

f.Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of their property, and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control.

g.A final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Company and such judgment or order has or will have a materially adverse effect on the financial condition of the Company.

5.GOVERNING LAW.  THE LAWS OF THE STATE OF NEW YORK, EXCLUDING THEIR CONFLICTS OF LAWS PROVISIONS, SHALL GOVERN THIS NOTE IN ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY, TERMS, PERFORMANCE, AND WAIVER.

6.Successors and Assigns.  All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.  The Company may not assign this Note without the prior written consent of Lender. This Note may be transferred or assigned by Lender, in whole or in part, to any Person without the prior written consent of the Company.

7.Headings; Construction.  The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.  Words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein that are either singular or plural shall be construed to include the other where appropriate.

8.Payments.  In any case where a payment of Principal Amount or Interest hereon is due on a Non-Business Day, the Company shall be entitled to delay such payment until the next succeeding Business Day, but Interest shall continue to accrue until the payment is, in fact, made.  Each payment or prepayment hereon must be paid at the address of Lender set forth below (or as otherwise notified to the Company in accordance with Section 9) in lawful money as therein specified and may be made at the Company’s election by the Company’s check, by wire transfer, or by bank or cashier’s check.

9.Notices.  Any notices required or permitted to be given under this Note by the Company to Lender or by Lender to the Company, as the case may be, shall be given in writing and shall be deemed received (a) when personally delivered to Lender at the address set forth below or to the Company at the address set forth below or (b) if sent by mail, on the third Business Day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to Lender at the address set forth below.

10.Waiver and Amendments.  Except as expressly provided in this Note, the Company does hereby waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note.  No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Company and Lender.

11.Security.  Lender has the right to file a UCC-1 Financing Statement and hereby receives the unconditional assignment of the Company’s ownership interest in the Series Asset, in the event that Company defaults under this Note.  If Company refuses to provide the loan funds after notice of the default, then Lender shall have the right to enforce this provision by the filing of a motion in the New York Superior Court.

12.Representations, Warranties and Covenants.  Company represents, warrants and covenants the following as of the date hereof and during the term of this Agreement:

(b)  Business Information. All information (financial and other) provided by or on behalf of Company to Lender in connection with the execution of or pursuant to this Agreement is true, accurate and complete in all respects.  Company shall furnish Lender such information as Lender may request from time to time.

(c)  Reliance on Information.  Company acknowledges and agrees that all information (financial and other) provided by or on behalf of Company has been relied upon by Lender in connection with its decision to loan funds described in this Note to Company.

(d)  Authorization. Company has full power and authority to enter into and perform the obligations under this Note, which has been duly authorized by all necessary and proper actions.

(e)  Business Purpose. Company is entering into this Note solely for business purposes and not as a consumer for personal, family or household purposes.

(f)  Ownership. Company is the owner of all right, title and interest in and to the ownership interest in the Series Asset.

13.Collection, Remedies & Attorney’s Fees. In the event of any Default, or in the event that any dispute arises relating to the interpretation, enforcement, or performance of this Note, Lender shall be entitled to collect from the Company on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, inspectors, consultants, expert witnesses, arbitrators, mediators, and court reporters. The Company shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions, and appeals; (b) bankruptcy or other insolvency proceedings of the Company, any guarantor or other party liable for any of the obligations of this Note or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing this Note; (d) postjudgment collection proceedings; (c) all claims, counterclaims, cross-claims, and defenses asserted in any of the foregoing whether not they arise out of or are related to this Note or any security for this Note; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

14.Maximum Interest Rate.  It is the intention of Lender hereof to conform strictly to applicable usury laws now or hereafter in force, and therefore all agreements between the Company and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Lender hereof, for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest lawful rate permitted under the laws of the State of New York.

[Signature Page to Follow]

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

COMPANY:

RSE COLLECTION, LLC

By: /S/ CHRISTOPHER BRUNO

Name: Christopher Bruno

Title: CEO

41 W 25th Street, 8th Floor

New York, NY 10010

THE FOREGOING NOTE IS HEREBY

AGREED TO AND ACCEPTED BY THE UNDERSIGNED:

Affiliate__________________

Print Name of Lender

/s/ Affiliate__________________

Signature of Lender

Lender Address:

____________________

__________________